This is page 1 of 20 pages of the Subscription Agreement

QMI SEISMIC INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO PURCHASER

1.

All Purchasers must complete all the information in the boxes on page 1 and sign where indicated with an “X”.

2.

If you are resident in Canada, purchasing less than $150,000 and then complete and sign either Schedule 1 or Schedule 2 as applicable to you.  The purpose of the Schedules is to determine whether you meet the standards for participation in a private placement under National Instrument 45-106.

3.

Delivery of this Subscription Agreement should be directly to the Issuer at 1250 West Hastings Street, Vancouver, British Columbia V6E 2M4, CANADA or by Fax to 1-604-408-9301.  Delivery of the subscription price should be made by certified funds or by wire transfer, as follows:

a.

Payment by Certified Funds.  In the case of certified funds, the cheque should be made payable to “QMI Seismic Inc.”, and delivered to the Issuer in trust as follows:

QMI Seismic Inc.

1250 West Hastings Street

Vancouver, BC  V6E 2M4

b.

Payment by Wire Transfer:  Canadian dollar wire transfer instructions to be presented to your bank are as set out below.  Please note that your name and a reference to QMI Seismic Inc. must be identified on the wire transfer – please advise your bank accordingly.

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)

Page 2 of 20 pages

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:

QMI SEISMIC INC., of 1250 West Hastings Street, Vancouver, BC V6E 2M4

Subject and pursuant to the terms set out in the preceding Instruction Page hereto, the Terms, and the General Provisions, and the other appendices, acknowledgements, provisions and forms attached which are hereby incorporated by reference, the undersigned purchaser (the “Purchaser”) hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, on the Closing Date the following securities at the following price:

■Units
CAD$■ per Unit for a total purchase price of CAD$■
The Purchaser owns, directly or indirectly, the following securities of the Issuer:

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities (as defined in the Terms) as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this  ■ day of ■, 20■. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this ______ day of _____, 20■
QMI SEISMIC INC.	Address of Purchaser (residence)
Per:
Telephone Number
Authorized signatory
E-mail address

By signing this acceptance, the Issuer agrees to be bound by the Terms, the General Provisions, and the other schedules appendices, acknowledgements, provisions and forms incorporated by reference.

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)

Page 3 of 20 pages

TERMS

Reference date of this Subscription Agreement	■ (the “Agreement Date”)

The Offering

The Issuer	QMI Seismic Inc. (the “Issuer”)
Offering

The offering consists of an aggregate of ■ units of the Issuer (the “Units”) each unit consisting of one share (the “Share”) and one warrant (the “Warrant”) entitling the holder to purchase one share  (the “Warrant Share”).  Each Warrant is exercisable at a price of $■ per Warrant Share for a period of two years from the closing date.

Total amount	CAD$■
Price	CAD$■ per Unit

Selling Jurisdictions	The Shares may be sold in any of the Provinces of Canada and in certain “offshore” jurisdictions outside Canada and outside the United States (the “Selling Jurisdictions”).
Exemptions

The Offering will be made in accordance with the following exemptions from the prospectus requirements:

(b)

the “Family, friends and business associates exemption found in sections 2.5 and 2.6 of National Instrument 45-106 (Note:  not available to residents of Ontario)

Resale Restrictions and Legends

The Purchased Securities will be subject to a four month hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Shares issued under this offering will bear the following legend:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is four months and a day after the distribution date.]”

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

Finders Fees and Commissions

The Issuer may pay finders fees and commissions on all or part of the Offering, such fees and commissions to be in accordance with the policies of the Exchange.  Finders fees and commissions may be paid in cash or securities of the Issuer, including Shares  and Warrants.

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)

Page 4 of 20 pages

Closing Date	Payment for, and delivery of, the Shares is scheduled to occur on or about ■, 20■ or such other date as may be determined by the Issuer (the “Closing Date”).
Additional Definitions	In the Subscription Agreement, the following words have the following meanings unless otherwise indicated: (a) “Purchased Securities” means the Shares purchased under this Subscription Agreement.

The Issuer

Jurisdiction of Organization	The Issuer is incorporated under the laws of the Province of British Columbia.
Stock Exchange Listings	The common shares of the Issuer are currently listed on the Canadian National Stock Exchange (“CNSX”).

End of Terms

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)

Page 6 of 20 pages

General Provisions

DEFINITIONS

1.1

In the Subscription Agreement (including the first (cover) page, the Terms, the General Provisions, and the other appendices, acknowledgements, provisions and forms incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)

“1933 Act” means the United States Securities Act of 1933, as amended;

(b)

“Applicable Legislation” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer and all applicable administrative policy statements issued by the securities regulatory authorities in each of the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer together with the applicable rules and policies of the Exchange;

(c)

“Closing” means the completion of the sale and purchase of the Purchased Securities;

(d)

“Closing Date” has the meaning assigned in the Terms;

(e)

“Commissions” means the securities regulatory authorities in each of the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer;

(f)

“Exchange” has the meaning assigned in the Terms;

(g)

“Final Closing” means the last closing under the Private Placement;

(h)

“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained herein;

(i)

“Personal Information” means any information about an identifiable individual, and includes information provided by the Purchaser in this Subscription Agreement;

(j)

“Private Placement” means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;

(k)

“Purchased Securities” has the meaning assigned in the Terms;

(l)

“Regulation S” means Regulation S promulgated under the 1933 Act;

(m)

“Regulatory Authorities” means the Commissions and the Exchange;

(n)

“Securities” has the meaning assigned in the Terms;

(o)

“Selling Jurisdictions” has the meaning assigned in the Terms;

(p)

“Subscription Agreement” means the first (cover) page, the Terms, the General Provisions, and the other schedules, appendices, acknowledgements, provisions and forms incorporated by reference; and

(q)

“Terms” means those portions of the Subscription Agreement headed “Terms” and contained herein.

1.2

In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “U.S. Person” and “United States”.

1.3

In the Subscription Agreement, unless otherwise specified, currencies are indicated in Canadian dollars.

1.4

In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

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REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

2.1

Acknowledgements concerning the Private Placement

The Purchaser on its own behalf, and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder, acknowledges that:

(a)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)

there is no government or other insurance covering the Securities;

(c)

there are risks associated with the purchase of the Securities and the Purchaser is knowledgeable or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities and is capable of bearing the economic risk of the investments;

(d)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(e)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including, in most circumstances, statutory rights of rescission or damages, will not be available to the Purchaser;

(f)

no prospectus has been or is intended to be filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is intended to be exempted from the prospectus and registration requirements of the Securities Act (British Columbia) and as a consequence of acquiring the Purchased Securities pursuant to these exemptions:

(i)

the Purchaser is restricted from using most of the civil remedies available under the Securities Act (British Columbia);

(ii)

the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Securities Act (British Columbia); and

(iii)

the Issuer is relieved from certain obligations that would otherwise apply under the Securities Act (British Columbia);

(g)

the Purchaser has received and reviewed a copy of the Terms of the Offering setting forth the principal terms of the offering of the Securities; and

(h)

the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities.

2.2

Representations by Purchasers

The Purchaser on its own behalf, and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder, represents and warrants to the Issuer that, as at the Agreement Date and as at the Closing Date:

(a)

if the Purchaser is a resident of Canada, the Purchaser complies with one of the following:

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(i)

the Purchaser is purchasing as principal or is deemed to be purchasing as principal in accordance with Applicable Legislation and either:

(A)

meets the definition of “accredited investor” as such term is defined under National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) and has completed and signed the Accredited Investor Form attached as Schedule 1 hereto; or

(B)

is subscribing for that number of Purchased Securities having an acquisition cost to the Purchaser of not less than $150,000 to be paid in cash on the Closing Date and the Purchaser is not created or used solely to purchase or hold securities in reliance on this exemption from the prospectus requirements of Applicable Legislation, and if it is a corporation, syndicate, partnership or other form of unincorporated organization, the Purchaser pre-existed the offering of the Purchased Securities and has a bona fide purpose other than investment in the Purchased Securities, or if created to permit such investment, the individual share of the acquisition cost for each participant is not less than $150,000; or

(C)

is a not a resident of Ontario and qualifies under the “Family, friends and business associates” exemption, under NI 5-106, and has completed and signed the questionnaire attached as Schedule 2 as applicable to persons who are not resident in Ontario; or

(D)

is a resident of Ontario and qualifies under the “Founder, control person and family” exemption under NI 45-106, and has completed and signed the questionnaire attached as Schedule 2 as applicable to persons who are resident in Ontario.

(b)

the Purchaser is not a person created or used solely to purchase or hold securities in order to comply with an exemption from the prospectus requirements of Applicable Legislation;

(c)

the Purchaser and any beneficial purchaser for whom it is acting is resident in the jurisdiction set out on the execution page of this Subscription Agreement, such address was not created and is not used solely for the purpose of acquiring the Purchased Securities and the Purchaser was solicited to purchase in such jurisdiction;

(d)

if the Purchaser is an “accredited investor” as defined under NI 45-106, or is seeking to rely on the “Family, friends and business associates” exemption (the “Founder, control person and family” exemption for Ontario residents), the Purchaser has properly completed, executed and delivered the applicable Schedule 1 or 2 attached to this Subscription Agreement and such schedule when completed contains information about the Purchaser that is true and accurate as of the date of signing and will be true and correct as at the Closing Date;

(e)

the Purchaser has not received, nor has the Purchaser requested, nor does the Purchaser have any need to receive, any offering memorandum, or any other document describing the business and affairs of the Issuer in order to assist the Purchaser in making an investment decision in respect of the Purchased Securities and the Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Securities and the Purchaser has not relied upon, any verbal or written representations as to facts made by or on behalf of the Issuer and the Purchaser’s decision to subscribe for the Securities was based solely upon a review of the Terms of the Offering contained herein and information about the Issuer which is publicly available;

(f)

no person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Purchased Securities; or

(iii)

as to the future price or value of any of the Securities;

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(g)

if the Purchaser is:

(i)

a corporation, the Purchaser is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Securities as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(ii)

a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)

an individual, the Purchaser has the legal capacity and competence to enter into and to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder;

(h)

this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

(i)

the Purchaser has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(j)

the Purchaser understands and agrees with the terms of payment as described on the Instruction page hereto, which precedes the Signature Page, and specifically acknowledges and agrees to the Legal Disclaimer, and that this representation and such Legal Disclaimer may be relied upon by the referenced legal counsel to the Issuer in accepting the deposit of funds from the Purchaser;

(k)

the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(l)

the offer made by this subscription is irrevocable (subject to the Purchaser’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(m)

in the case of a subscription for the Purchased Securities by the Purchaser acting as trustee or agent for a principal, the Purchaser is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal, each of whom is subscribing as principal for its own account, not for the benefit of any other person and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;

(n)

the Purchaser is not a “control person” of the Issuer as defined in the Applicable Legislation, will not become a “control person” by virtue of this subscription for the Securities and does not intend to act in concert with any other person to form a control group of the Issuer;

(o)

the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser delivered this Subscription Agreement to the Issuer, the Purchaser was outside the United States;

(p)

the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

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(q)

the Purchaser has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the 1933 Act;

(r)

the Purchaser is not a U.S. Person;

(s)

the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person;

(t)

if the Purchaser is a resident of an International Jurisdiction (which is defined herein to mean a country other than Canada or the United States), then the Purchaser on its own behalf and, if applicable on behalf of others for whom it is hereby acting certifies that it is not resident in British Columbia and that:

(i)

the Purchaser is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of Purchased Securities, any securities laws having application to the Purchaser and the Private Placement other than the laws of Canada and the United States and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) which would apply to this subscription, if any;

(ii)

the Purchaser is purchasing the Purchased Securities pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction, or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Securities under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

(iii)

the subscription by the Purchaser does not contravene any of the International Securities Laws applicable to the Purchaser and the Issuer and does not give rise to any obligation of the Issuer to prepare and file a prospectus or similar document or to register the Securities or to be registered with any governmental or regulatory authority;

(iv)

the International Securities Laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(v)

the Securities are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Securities to the Purchaser by the Issuer complies with all International Securities Laws;

(u)

this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(v)

the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and acknowledges that the hold period indicated in the Terms does not constitute such representation and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(w)

the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer;

(x)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issuance of the Securities as may be required;

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(y)

the Purchaser acknowledges that it may pay finders’ fees or commissions in connection with this Private Placement payable in cash, shares, warrants or shares as may be agreed upon by the Issuer from time to time; and

(z)

the funds representing the aggregate subscription price for the Purchased Securities which will be advanced by the Purchaser hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to such Act.  To the best of its knowledge:  (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser; and (b) the Purchaser shall promptly notify the Issuer if the Purchaser discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

2.3

Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms, the General Provisions and the other schedules, appendices, acknowledgements, provisions and forms incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms, the General Provisions, and the other schedules, appendices, acknowledgements, provisions and forms incorporated by reference) which takes place prior to the Closing.

2.4

Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Purchasers as follows:

(a)

The Issuer has been incorporated and organized and is a valid and subsisting corporation and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof.

(b)

The Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares, the finders Shares and the finders Warrant Shares if applicable.

(c)

The common shares of the Issuer are, and at the time of issue of the Securities will be, listed on the Exchange or other recognized stock exchange.

(d)

The Issuer has full corporate power and authority to enter into this Subscription Agreement and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to observe and perform the provisions of this Agreement in accordance with the provisions hereof including, without limitation, the issue of the Purchased Securities to the Subscriber for the consideration and upon the terms and conditions set forth herein.

(e)

This Agreement has been authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms. The representations and warranties of the Issuer contained in this Agreement shall be true

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at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Subscriber for a period of one year.

PERSONAL INFORMATION

The Purchaser on its own behalf, and, if applicable on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder provides its consent to:

(a)

the disclosure of Personal Information by the Issuer to the Exchange, to the Ontario Securities Commission at the address set out in Schedule 3 and to any other applicable securities regulatory authorities, the Issuer’s registrar and transfer agent, legal counsel and any other party involved in the purchase and sale of the Purchased Securities;

(b)

the collection, use and disclosure of Personal Information by the Exchange from time to time;

(c)

the collection, use and disclosure of Personal Information by the Commissions.

IRREVOCABLE SUBSCRIPTION SUBJECT TO ISSUER’S ACCEPTANCE

This Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute an irrevocable subscription for the Purchased Securities which will not be binding on the Issuer until accepted by the Issuer by executing this Subscription Agreement in the space provided on the face page(s) of this Subscription Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, this Subscription Agreement will be entered into on the date of such execution by the Issuer.

CLOSING

6.1

The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing.

6.2

On or before the end of the third business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable acknowledgements, provisions and required forms, duly executed, and payment in full (the “Subscription Proceeds”) in immediately available funds for the total price of the Purchased Securities to be purchased by the Purchaser.  Payment of the Subscription Proceeds will be made in accordance with the Instructions page preceding the Signature Page, or in such other manner as the Issuer may permit.

6.3

At Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

6.4

On Closing, the Issuer is irrevocably entitled to the Subscription Proceeds, subject to the right of the Purchaser under this Agreement and any Applicable Legislation.

MISCELLANEOUS

7.1

The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

7.2

The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

7.3

The Issuer may rely on delivery by fax machine or e-mail of an executed copy of this subscription, and acceptance by the Issuer of such faxed or e-mailed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.  If less than a complete copy of this Subscription Agreement is delivered to the Issuer at Closing, the Issuer and its

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advisors are entitled to assume that the Purchaser accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered.

7.4

Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

7.5

This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

7.6

Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

7.7

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

7.8

The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

7.9

This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

7.10

A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

7.11

The contract arising out of this Subscription Agreement and all documents relating thereto, have been or will be drafted in English only by common accord among the parties.  Le soussigné reconnaît par les présentes qu’il a exigé que le contrat résultant de cette convention de souscription ainsi que tous documents y afférents soient rédigés en langue anglaise seulement.

7.12

This Subscription Agreement is to be read with all changes in gender or number as required by the context.

7.13

This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

End of General Provisions

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SCHEDULE 1

ACCREDITED INVESTOR FORM

(Capitalized terms not specifically defined in this Form have the meaning ascribed to them in the Subscription Agreement to which this Form is attached.)

In connection with the execution of the Subscription Agreement to which this Form is attached, the undersigned (the “Purchaser”) represents and warrants to the Issuer that the Purchaser satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

______Category 1	a Canadian financial institution, or a Schedule III bank
______Category 2	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)
______Category 3

a subsidiary of any person referred to in Category 1 or 2, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

______Category 4

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

______Category 5	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category 4
______Category 6	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada
______Category 7

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Québec

______Category 8	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government
______Category 9	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada
_____Category 10

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000

_____Category 11

an individual whose net income before taxes exceeded $200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

_____ Category 12	an individual who, either alone or with a spouse, has net assets of at least $5,000,000
_____Category 13	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements
_____Category 14	an investment fund that distributes or has distributed its securities only to
(a) a person that is or was an accredited investor at the time of the distribution;

(b)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of National Instrument 45-106 [Minimum amount investment], and 2.19 of National Instrument 45-106 [Additional investment in investment funds]; or

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(c) a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of National Instrument 45-106 [Investment fund reinvestment]
_____Category 15

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt

_____Category 16

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

_____Category 17	a person acting on behalf of a fully managed account managed by that person, if that person
(a) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and
(b) in Ontario, is purchasing a security that is not a security of an investment fund
_____Category 18

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

_____Category 19	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 to 4 or Category 9 in form and function
_____Category 20

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

_____Category 21	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser
_____Category 22	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as
(a) an accredited investor; or
(b) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 came into force

The statements made in this Form are true and accurate as of the date of signing and will be true and accurate as of the Closing Date.  If any such representations and warranties shall cease to be true and accurate at any time prior to Closing, the Purchaser will promptly notify the Issuer.

Dated

X
Signature of individual (if Purchaser is an individual)
X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)                                                    Page 17 of 20 pages

For the purposes hereof:

(a)

“accredited investor” means a person who meets the criteria in any of the above categories;

(b)

“Canadian financial institution” means:

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)

“eligibility adviser” means

(i)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)

have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)

“financial assets” means

(i)

cash,

(ii)

securities, or

(iii)

a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(f)

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

(g)

“non-redeemable investment fund” means an issuer:

(i)

whose primary purpose is to invest money provided by its securityholders;

(ii)

that does not invest

(A)

for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)

for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)

that is not a mutual fund;

(h)

“person” includes

(i)

an individual;

(ii)

a corporation;

(iii)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)

an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(i)

“related liabilities” means

(i)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)

liabilities that are secured by financial assets;

(j)

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)                                                    Page 18 of 20 pages

(k)

“spouse” means, an individual who,

(i)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)                                                    Page 19 of 20 pages

SCHEDULE 2

FAMILY, FRIENDS AND BUSINESS ASSOCIATES EXEMPTION

RESIDENTS OF PROVINCES OTHER THAN ONTARIO:  If the Subscriber is not a resident of Ontario, and is purchasing the Securities pursuant to Section 2.5 of NI 45-106- Family, friends and business associates exemption, then the Subscriber hereby certifies to the Corporation that the Subscriber is (please circle one):

A.

a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

B.

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

C.

parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

D.

a close personal friend of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

E.

a close business associate of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

F.

a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

G.

a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

H.

a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs A to G; or

I.

a trust or estate of which all the beneficiaries or a majority of the trustees are persons or companies described in paragraphs A to G.

Describe Relationship indicated above:  ■.

If the Subscriber is a resident of Saskatchewan, please complete the Risk Acknowledgement Form on the following page.

RESIDENTS OF ONTARIO:  If the Subscriber is a resident of Ontario and is purchasing the Securities pursuant to Section 2.7 of NI 45-106, (Founder, control person and family exemption - Ontario), then the Subscriber hereby certifies to the Corporation that the Subscriber is (please circle one):

A.

a founder of the Corporation;

B.

an affiliate of a founder of the Corporation;

C.

a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the issuer; or

D.

a person that is a control person or the Corporation.

Describe Relationship indicated above: ________________________________________________

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)                                                    Page 20 of 20 pages

The statements made in this Form are true and accurate as of the date of signing and will be true and accurate as of the Closing Date.  If any such representations and warranties shall cease to be true and accurate at any time prior to Closing, the Purchaser will promptly notify the Issuer.

Dated:  ■, 20■

X
Signature of individual (if Purchaser is an individual)
X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)                                                    Page 21 of 20 pages

Risk Acknowledgement Form
Saskatchewan Close Personal Friends and Close Business Associates

I acknowledge that this is a risky investment:

•

I am investing entirely at my own risk.

•

No securities regulatory authority has evaluated or endorsed the merits of these securities.

•

The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me. [Instruction: Delete if sold by registrant]

•

I will not be able to sell these securities except in very limited circumstances.  I may never be able to sell these securities. [Instruction: Delete if issuer is reporting]

•

I will not be able to sell these securities for 4 months. [Instruction: Delete if issuer is not reporting]

•

I could lose all the money I invest.

•

I do not have a 2-day right to cancel my purchase of these securities or the statutory rights of action for misrepresentation I would have if I were purchasing the securities under a prospectus.

I am investing $_________________ [total consideration] in total; this includes any amount I am obliged to pay in future.

I am a close personal friend or close business associate of ______________________ [state name], who is a ____________________ [state title - founder, director, executive officer or control person] of __________________ [state name of issuer or its affiliate – if an affiliate state “an affiliate of the issuer” and give the issuer’s name].

I acknowledge that I am purchasing based on my close relationship with _________________ [state name of founder, director, executive officer or control person] whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date                                                                       Signature of Purchaser

                                                                              Print name of Purchaser

Sign 2 copies of this document.  Keep one copy for your records.

Subscription Agreement (with related appendices, acknowledgements, provisions and forms)                                                    Page 22 of 20 pages

SCHEDULE 3

The Conmissions may indirectly collect the Personal Information under the authority granted to them by securities legislation.  The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of each such Commission.

For questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, (416) 593-8086.

End of Subscription Agreement